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                                SECOND AMENDMENT
                   TO THE AMENDED AND RESTATED LOAN AGREEMENT



THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED LOAN AGREEMENT (this "Second Amendment") dated as of July 17, 1998, is made and entered into by and between QUIKSILVER, INC., a Delaware Corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Bank").


                                    RECITALS:

A. Borrower and Bank are parties to that certain Amended and Restated Loan Agreement dated July 1, 1997 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower.

B. Borrower and Bank desire to amend the Agreement subject to the terms and conditions of this Second Amendment.


                                   AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.


2. AMENDMENTS TO THE AGREEMENT.

     (a) Section 1.1 of the Agreement is hereby amended by substituting the date "May 3, 2000" for the date "May 3, 1999".

     (b) Section 1.1.1 of the Agreement is hereby amended by substituting the date "May 3, 2000" for the date "May 3, 1999" and the date "October 1, 2000" for the date "October 1, 1999".

     (c)  Section 1.1.1.2 of the Agreement is hereby deleted in its entirety.

     (d)  Section 1.1.1.3 is hereby added in its entirety as follows:

          1.1.1.3 THE TERM LOAN B. Bank will loan to Borrower an amount not to exceed Ten Million Dollars ($10,000,000), amortizing over ten years, (the "Term Loan"). The Term Loan B shall be evidenced by a promissory note (the "Note") on the standard form used by Bank for commercial loans. The proceeds will be used to repay the existing Seven Million Dollar ($7,000,000) Revolving Loan B maturing October 1, 1998 and provide financing for Company's capital expenses.



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     (e)  Section 4.6 Quick Ratio of the Agreement is hereby amended by substituting the amount ".95:1.00" for "1.00:1.00"

     (f) Section 4.7 of the Agreement is hereby amended in its entirety as follows:

          4.7 TANGIBLE NET WORTH. Until October 31, 1998, Borrower will at all times maintain Tangible Net Worth of not less than Fifty-One Million Dollars ($51,000,000). Thereafter, Borrower will at all times maintain a minimum Tangible Net Worth that increases on the first day of each of Borrower's successive fiscal years by Ninety percent (90%) of Borrower's net profit after taxes for the fiscal year just ended plus One Hundred percent (100%) of any future equity additions. "Tangible Net Worth" shall mean net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates, including officers, shareholders and directors. Net profit after tax shall have the same meaning as set forth in GAAP.

3. EFFECTIVENESS OF THE SECOND AMENDMENT. This Second Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a)  The counterpart of this Second Amendment, duly executed by Borrower;

     (b)  The Commercial Promissory Note, duly executed by Borrower;

     (c) Such other documents, instruments or agreements as Bank may reasonably deem necessary.


4. RATIFICATION. Except as specifically amended herein above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.


5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

     (a) Each of the representations and warranties contained in the Agreement, as may be amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of the Second Amendment and any other instruments or documents in connection herewith are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

     (c) No event has occurred and is continuing or would result from this Second Amendment which constitutes or would constitute an Event of Default under the Agreement.


6. GOVERNING LAW. This Second Amendment and all other instruments or documents in connection herewith shall be governed by and construed according to the laws of the State of California.

7. COUNTERPARTS. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



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WITNESS the due execution hereof as of the date first above written.



QUIKSILVER, INC.,                           UNION BANK OF CALIFORNIA, N.A.
A DELAWARE CORPORATION

By: /s/ Steven L. Brink                     By: /s/ Rita H. Dailey
   ---------------------------------           ---------------------------------
   Steven L. Brink                             Rita H. Dailey
   Chief Financial Officer                     Vice President




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